George Brenner, CPA
A Professional Corporation
10680 W. PICO BOULEVARD, SUITE 260
LOS ANGELES, CALIFORNIA 90064
310/202-6445 - Fax 310/202-6494

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

I hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Neuralstem, Inc., of my report dated March 29, 2006, relating to the December 31, 2005 financial statements of Neuralstem, Inc., which appears in such Prospectus.  I also consent to the reference to me under the heading "Experts".

GEORGE BRENNER, CPA

Los Angeles, California March 29, 2006